Exhibit (a-3)

                                                               FILED

                                                            FEB 4 2005

                                                   SECRETARY OF THE COMMONWEALTH
                                                       CORPORATIONS DIVISION


                          THE CHINA - U.S. GROWTH FUND

                           CERTIFICATE OF DESIGNATION

       The undersigned, being an Assistant Secretary of The China - U.S. Growth Fund (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by
Section 6.1 and Section 9.3 of the Agreement and Declaration of Trust, dated February 14, 2003, as amended to date (hereinafter referred to as the "Declaration of Trust") and by affirmative vote of a Majority of the Trustees by written consent dated January 24, 2005, the Declaration of Trust is amended as follows:

       (1) The Shares of The China - U.S. Growth Fund Series (the "Series") are classified into and designated as "Class A Shares," of which an unlimited number may be issued. Shares of the Series outstanding on the date on which the amendments provided for herein become effective shall become and be designated Shares of Class A of the Series.

       (2) The holders of Class A Shares of the Series shall be considered Shareholders of such Series, and shall have the relative rights and preferences set forth herein and in the Declaration of Trust with respect to Shares of the Series, and shall also be considered Shareholders of the Trust for all purposes (including, without limitation, for purposes of receiving reports and notices and the right to vote) and, for matters reserved to the Shareholders of one or more other Classes or Series by the Declaration of Trust or by any instrument establishing and designating a particular Class or Series, or as required by the Investment Company Act of 1940 and/or the rules and regulations of the Securities and Exchange Commission thereunder (collectively, as from time to time in effect, the "1940 Act") or other applicable laws. The holders of Class A Shares of the Series shall be entitled to one vote per Share, and to a fraction of a vote proportional to each fractional Share held, on all matters on which Class A Shares shall be entitled to vote, all as provided in the Declaration of Trust.

       (3) The Class A Shares of the Series shall be subject to such asset-based charges as may be imposed pursuant to a plan under Rule 12b-1 of the 1940 Act
(a "Plan") in effect for such Class, and/or to such service fees for the maintenance of shareholder accounts and personal services for such Class in such amounts as shall be determined by the Trustees from time to time, and the Shares of such Class may be issued and sold subject to such sales charges and/or contingent deferred sales charges, and upon such other terms, as may from time to time be determined by the Trustees and described in the Trust's then current registration statement under the Securities Act of 1933 (the "Securities Act").

       (4) The Trustees from time to time in office shall have the authority at any time and from time to time to reallocate assets and expenses or to change the designation of the Class A Shares of the Series, or otherwise to change the special and relative rights of such Class or the Series, provided, that no such change shall adversely affect the rights of holders of outstanding Shares of such Class or the Series.

       The Trustees further direct that, upon the execution of this Certificate of Designation, the Trust, as contemplated by Section 9.4 of the Declaration of Trust, take all necessary action to file a copy of this Certificate of Designation with the Secretary of State of the Commonwealth of Massachusetts and at any other place required by law or by the Declaration of Trust.

       IN WITNESS WHEREOF, the undersigned has set his hand and seal this 1st day of February, 2005.


                                        /s/ Frederick A. Blum
                                        ---------------------------------
                                        Frederick A. Blum
                                        Assistant Secretary




                                 ACKNOWLEDGEMENT

State of New York   )
                    ):ss
County of New York  )



                                             February 1, 2005

       Then personally appeared the above named Frederick A. Blum and acknowledged the foregoing instrument to be his free act and deed.

       Before me,


                                        /s/ Robert I. Jones
                                        ---------------------------------

                                        Notary Public
                                        My Commission Expires:  1/11/07
                                                              -----------

                                                 ROBERT I. JONES
                                        NOTARY PUBLIC, STATE OF NOW YORK
                                                 NO. 02JO6018435
                                          QUALIFIED IN NEW YORK COUNTY
                                          COMMISSION EXPIRES 01/11/2001